UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 11, 2015, Genesis Healthcare, Inc. (“GEN”) entered into an Asset Purchase Agreement (the “Purchase Agreement”)  with Revera Inc. (“Revera”) and certain of its affiliates (“Sellers”) pursuant to which GEN will acquire the real estate and operations of 20 of Seller’s skilled nursing facilities, enter into a long-term lease agreement with Health Care REIT, Inc. to operate four additional skilled nursing facilities currently owned by Sellers and acquire the operations of Premier Therapy, Revera’s contract rehabilitation business.   The purchase price will be $240 million, subject to certain adjustments.   Consummation of the acquisition is subject to the satisfaction of certain conditions, including GEN’s satisfactory completion of its due diligence, receipt of all necessary governmental approvals and receipt of certain consents of third parties. The Purchase Agreement contains other customary terms and conditions, including representations and warranties by each of the parties and indemnification obligations by each of the parties.

A copy of a press release issued by GEN on June 15, 2015 announcing the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

99.1Press Release dated June 15, 2015, regarding the execution of an Asset Purchase Agreement with Revera Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	GENESIS HEALTHCARE, INC.
/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel, Secretary and Assistant Treasurer

EXHIBIT INDEX

Exhibit

IndexDescription

99.1Press Release dated June 15, 2015, regarding the execution of an Asset Purchase Agreement with Revera Inc.